                                                                    EXHIBIT 10.1


                         EXECUTIVE EMPLOYMENT AGREEMENT



                  EMPLOYMENT AGREEMENT ("Agreement") dated as of October 6, 2001 between Worldwide Flight Services Holdings, a Delaware corporation, together with its subsidiaries (the "Company") and Bradley G. Stanius (the "Executive").

                  WHEREAS, the parties wish to establish the terms of Executive's future employment with the Company effective as of the Date hereof.

                  Accordingly, the parties agree as follows:

         1. Employment, Duties and Acceptance.

                  1.1 Employment by the Company. The Company shall employ the Executive effective as of the date hereof (the "Effective Date") to render exclusive and full-time services to the Company. The Executive will serve in the capacity of Chairman and Chief Executive Officer of the Company and shall serve as a member of the Board of Directors of the Company. The Executive will perform such duties as are imposed on the holder of that office by the By-laws of the Company and such other duties as are customarily performed by one holding such positions in the same or similar businesses or enterprises as those of the Company. The Executive will perform such other duties as may be assigned to him from time to time by the Board of Directors of the Company. The Executive will devote all his full working-time and attention to the performance of such duties and to the promotion of the business and interests of the Company. This provision, however, will not prevent the Executive from investing his funds or assets in any form or manner, or from acting as a member of the board of directors of any companies, businesses, or charitable organizations, so long as such actions do not violate the provisions of Section 5 of this Agreement.

                  1.2 Acceptance of Employment by the Executive. The Executive accepts such employment and shall render the services described above.

         2. Duration of Employment.

                  This Agreement and the employment relationship hereunder will continue in effect for one (1) year from the Effective Date (the "Initial Term"), and the terms of this Agreement shall continue beyond the Initial Term in the following manner: the Initial Term shall be automatically extended by one
(1) day to always be not less than one (1) year (the "Extended Term"). The Initial Term and the Extended Term are sometimes referred to in this Agreement as the "Term." In the event of the Executive's termination of employment during the Term or Extended Term, the Company's obligation to continue to pay all base salary, as adjusted less $25,000, bonus and other benefits then accrued shall terminate except as may be provided for in Section 4 of this Agreement.

         3. Compensation by the Company.

                  3.1 Base Salary. As compensation for all services rendered pursuant to this Agreement, the Company will pay to the Executive an annual base salary of $445,000 payable in accordance with the payroll practices of the Company and subject to upward adjustments annually as determined by the compensation committee of the Board of Directors (the "Committee") of the Company (or if there is not a compensation Committee, by the board of directors of the Company) ("Base Salary").

                  3.2 Bonus. The Executive shall receive an annual bonus subject to satisfaction of performance targets to be established annually by the Committee and provided to the Executive in writing in advance of the applicable year. For calendar year 2002 the Executive shall receive an annual bonus up to $550,000 subject to satisfaction of the performance targets to be established by the Committee. Notwithstanding any provision contained herein to the contrary, the payment of any bonuses pursuant to this Section 3.2 shall be subject to the determination by the Committee that all conditions contained in this Section 3.2 relating to the bonuses have been met. Any bonus amount due to the Executive shall be paid by the Company as soon as practical after the Committee has made its determination.

                  3.3 Participation in Employee Benefit Plans. The Executive shall be permitted, during the Term, if and to the extent eligible, to participate in any group life, hospitalization or disability insurance plan, health program, pension plan or similar benefit plan of the Company (whether or not such plans are intended to be qualified under the Internal Revenue Code of 1986, as amended (the "Code")), which may be available to other executives of the Company generally, on the same terms as such other executives. In addition, during the Term, the Company shall pay the premiums associated with the whole life insurance policy maintained by the Executive for the purpose of providing benefits upon the Executive's death equal to two times Base Salary as adjusted.

                  3.4 Stock Options. For each of the first three years of the Term and provided Executive remains employed by the Company, the Executive shall be eligible to receive at each of Vinci's annual grant dates an option under the Vinci Stock Option Plan ("the Plan") to purchase 7,000 shares of Vinci stocks ("the Options"). Notwithstanding any provision contained in the plan to the contrary, each Option shall fully vest and become exercisable in equal installments on the second, third and fourth anniversaries of the grant date of such Option provided he remains in employment on such anniversary dates. All other terms and conditions of the Options shall be governed by the provisions of the Plan and any stock option agreement thereunder as approved by the Committee.

                  3.5 Purchase of Stock. Vinci shall do its best efforts to implement and allocate a portion of the Vinci French Employee Stock Purchase Plan (plan d'epargne groupe "Castor") to your voluntary subscription starting in 2002. The favorable tax treatment of such a plan for French employees may not apply to a United States employee.

                  3.6 Car Allowance. The Executive shall be entitled to a monthly car allowance equal to $750. The Company shall provide new vehicles of similar make and model to the Executive not less than every 2 years.

                  3.7 Vacation. The Executive shall be entitled to 20 business days of paid vacation per year, except that any unused vacation shall be carried over for one year maximum. In case of termination, the unused carried-over vacation shall not be paid to the Executive.

                  3.8 Club Membership. The Company shall pay directly, or reimburse the Executive, for the annual dues of a country club membership, selected by the Executive, in the Dallas/Fort Worth area (or such other area in which the Company relocates), up to a maximum of $5,000 per year.

                  3.9 Expense Reimbursement. During the Term, the Executive shall be entitled to receive prompt reimbursement of all reasonable out-of-pocket expenses properly incurred by him in connection with his duties under this Agreement, including reasonable expenses of entertainment and travel, provided that such expenses are properly approved, documented and reported in accordance with the policies and procedures of the Company (which will be in accordance with Vinci's policies and procedures) applicable at the time the expenses are incurred. Notwithstanding any provision contained in Vinci's policies and procedures to the contrary, however, the Executive may upgrade to business class, at the Company's full expense, for domestic air travel and the executive may upgrade to business class, at the Company's full expense, for international air travel.

         4. Termination.

                  4.1 Termination Upon Death. If the Executive dies during the Term, the Executive's legal representatives, heirs or trustees shall be entitled to receive payment of the Executive's Base Salary, as adjusted, accrued bonus, unpaid vacation days (up to 20 days) and any other earned and vested benefit set forth in Section 3 hereof for the period ending on the last day of the month in which the death of the Executive occurs. Notwithstanding any provision contained in the Plan to the contrary, in the event of the executive's death, all Options granted under the Plan that have not become fully vested and exercisable prior to the Executive's death but would vest within one year following the Executive's death if he remained in employment for such period, shall become fully vested and exercisable as of the date of death and may be exercised by the Executive's legal representatives, heirs or trustees for one year after the Executive's death. Non-vested Options shall be forfeited.

                  4.2 Termination Upon Disability. If during the Term the Executive meets the requirements for physical or mental disability under the Company's long-term disability plan and is eligible to receive benefits thereunder, the Company may at any time prior to the Executive's recovery but after the last day of the sixth consecutive month of such disability, by written notice to the Executive, terminate the Executive's employment hereunder.

                  Additionally, in such event, the Executive (or his legal representatives) shall be entitled to receive payment of the Executive's Base Salary, as adjusted, accrued bonus, unpaid vacation days (up to 20 days) and any other earned or vested benefits for the period ending on the date such termination occurred. Notwithstanding any provision contained in the Plan to the contrary, in the event of the Executive's termination of employment as a result of a disability, all Options granted under the Plan that have not become fully vested and exercisable prior to the Executive's termination of employment but would vest within one year following the Executive's termination of employment if he remained in employment for such period, shall become fully vested and exercisable as of the date of termination of employment and may be exercised by the Executive's legal representatives, heirs or trustees for one year after the Executive's termination of employment. Non-vested Options shall be forfeited. Nothing in this Section 4.2 shall be deemed to in any way affect the Executive's right to participate in any disability plan maintained by the Company and for which the Executive is otherwise eligible.

                  4.3 Termination for Cause. The Executive's employment hereunder may be terminated by the Company for "Cause" (as herein defined) at any time. "Cause" shall mean with respect to the Executive, (a) the Executive's continued failure to substantially perform the Executive's duties, (b) repeated acts of insubordination, or failure to execute Company plans and/or strategies,
(c) acts of dishonesty resulting or intending to result in personal gain or enrichment at the expense of the Company, (d) conviction of or pleading guilty or no contest to, a felony; (e) reasonable evidence presented in writing to the Executive that the Executive engaged in a criminal act or willful misconduct which is materially detrimental to the Company's business, reputation, character or standing; provided that, in the case of clauses (a) and (b), the Executive shall be entitled to written notice from the Company and 20 days to cure such deficiency. Breach of this Agreement and to the extent that an Executive is subject to a non-competition and confidentiality agreement, breach of such non-competition and confidentiality agreement, shall constitute Cause under this Agreement.

                  Upon termination for Cause hereunder, the Executive shall be entitled to receive payment of the Executive's Base Salary, as adjusted, other earned or vested benefits through the date of termination. All Options whether or not vested shall be forfeited.

                  4.4 Voluntary Termination. The Executive may upon at least thirty (30) days' prior written notice to the Company terminate employment hereunder.

                           (a) Upon a voluntary termination other than for Good
Reason, the Executive shall be entitled to receive payment of the Executive's Base Salary, as adjusted, earned or vested benefits set forth in Section 3 hereof through the date of termination. Non-vested Options shall be forfeited.

                           (b) Upon a voluntary termination for Good Reason, the
Executive shall be entitled to receive, (i) for a period of twelve months of such termination, payment of his Base Salary, as adjusted, other earned or vested benefits set forth in Section 3 hereof and accrued vacation days (up to 20 days), (ii) a pro rated bonus to the date of termination and (iii) for the period of twelve months after such voluntary termination for Good Reason, the Company shall arrange to provide the Executive with life, disability, accident and group health insurance benefits substantially similar to those which the Executive was receiving immediately prior to the notice of termination. Benefits otherwise receivable by the Executive pursuant to this provision (iii) shall be reduced to the extent comparable benefits are actually received by the Executive during the period following the Executive's termination, and any such benefits actually received by the Executive shall be reported to the Company. Notwithstanding any provision contained in the Plan to the contrary, in the event that the Executive terminates his employment with Good Reason, all Options granted under the Plan that have not become fully vested and exercisable prior to the Executive's termination but would vest within one year following the

Executive's termination if he remained in employment for such period, shall become fully vested and exercisable as of the date of termination and may be exercised by the Executive for three months after termination. Non-vested Options shall be forfeited.

                           The term "Good Reason" shall mean: 1) a reduction in
Base Salary, as adjusted, or any agreed upon Benefit under this Agreement without the Executive's consent; provided, that the Company may at any time or from time to time amend, modify, suspend or terminate any bonus, incentive compensation or other benefit plan or program provided to the Executive for any reason and without the Executive's consent if such modification, suspension or termination is consistent with similarly situated senior executive employees of the Company; 2) a material change in the Executive's responsibilities, position, duties, resources, benefits, reporting responsibilities or support personnel assigned without his prior consent; 3) a change in location of the Company from the Dallas/Fort Worth, Texas, area other than a change to one of the top ten domestic markets (by revenues) in which the Company conducts business.

                  4.5 Termination by the Company Other Than For Cause.

                           (a) If, prior to the expiration of this Agreement,
the Company terminates the Executive's employment for any reason other than Cause, the Company shall pay to the Executive (i) for a period of twelve months of such termination of employment, payment of his Base Salary, as adjusted, other earned or vested benefits set forth in Section 3 hereof and accrued vacation days (up to 20 days) and (ii) a pro rated bonus to the date of termination. Notwithstanding any provision contained in the Plan to the contrary, in the event that the Executive terminates his employment other than for Cause, all Options granted under the Plan that have not become fully vested and exercisable prior to the Executive's termination but would vest within one year following the Executive's termination if he remained in employment for such period, shall become fully vested and exercisable as of the date of termination and may be exercised by the Executive for three months after termination. Non-vested Options shall be forfeited.

                           (b) For the period of twelve months after any
termination pursuant to this Section 4.5, the Company shall arrange to provide the Executive with life, disability, accident and group health insurance benefits substantially similar to those which the Executive was receiving immediately prior to the notice of termination. Benefits otherwise receivable by the Executive pursuant to this paragraph (b) shall be reduced to the extent comparable benefits are actually received by the Executive during the period following the Executive's termination, and any such benefits actually received by the Executive shall be reported to the Company.

                           (c) The benefits provided in this Section 4.5 shall
be in lieu of any and all benefits payable under any severance benefit plan or program maintained by the Company.

         5. Restrictions and Obligations of the Executive.

                  5.1 Confidentiality. (a) During the course of the Executive's employment by the Company, the Executive will have access to certain trade secrets and confidential information relating to the Company, which is not readily available from sources outside the Company. The confidential and proprietary information and, in any material respect, trade secrets of the

Company are among its most valuable assets, including but not limited to, its customer and vendor lists, database, engineering, computer programs, frameworks, models, its marketing programs, its sales, financial, marketing, training and technical information, and any other information, whether communicated orally, electronically, in writing or in other tangible forms concerning how the Company creates, develops, acquires or maintains its products and marketing plans, targets its potential customers and operates its retail and other businesses. The Company invested, and continues to invest, considerable amounts of time and money in its process, technology, know-how, obtaining and developing the goodwill of its customers its other external relationships, its data systems and data bases, and all the information described above (hereinafter collectively referred to as "Confidential Information"), and any misappropriation or unauthorized disclosure of Confidential Information in any form would irreparably harm the Company. The Executive acknowledges that such Confidential Information constitutes valuable, highly confidential, special and unique property of the Company. The Executive shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information relating to the Company and its business, which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). Except as required by law or an order of a court or governmental agency with jurisdiction, the Executive shall not, during the period the Executive is employed by the Company or at any time thereafter, disclose any Confidential Information, directly or indirectly, to any person or entity for any reason or purpose whatsoever, nor shall the Executive use it in any way, except as necessary in the course of the Executive's employment with the Company. The Executive shall take all reasonable steps to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The Executive understands and agrees that the Executive shall acquire no rights to any such Confidential Information.

                           (b) All files, records, documents, drawings,
specifications, data, computer programs, evaluation mechanisms and analytics and similar items relating thereto or to the Business (for the purposes of this Agreement, "Business" shall be as defined in any non competition and confidentiality agreement that is established between the Executive and the Company, as well as all customer lists, specific customer information, compilations of product research and marketing techniques of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall remain the exclusive property of the Company, and the Executive shall not remove any such items from the premises of the Company, except in furtherance of the Executive's duties under any employment agreement.

                           (c) It is understood that while employed by the
Company the Executive will promptly disclose to it, and assign to it the Executive's interest in any invention, improvement or discovery made or conceived by the Executive, either alone or jointly with others, which arises out of the Executive's employment. At the Company's request and expense, the Executive will assist the Company during the period of the Executive's employment by the Company and thereafter in connection with any controversy or legal proceeding relating to such invention, improvement or discovery and in obtaining domestic and foreign patent or other protection covering the same.

                           (d) As requested by the Company from time to time and
upon the termination of the Executive's employment with the Company for any reason, the Executive will promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information in the Executive's possession or within his control (including, but not limited to, memoranda, records, notes, plans, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information) irrespective of the location or form of such material. If requested by the Company, the Executive will provide the Company with written confirmation that all such materials have been delivered to the Company as provided herein.

                  5.2 Non-Solicitation of Hire. During the Term and for a one year period following the termination of the Executive's employment for any reason, the Executive shall not, (a) solicit, directly or indirectly, any party who is a customer of the Company or its subsidiaries, or who was a customer of the Company or its subsidiaries at any time during the 12 month period immediately prior to the relevant date, for the purpose of marketing, selling or providing to any party any services or products offered by or available from the Company or its subsidiaries and relating to the Business (provided that if the Executive intends to solicit any such party for any other purpose, it shall notify the Company of such intention) or (b) employ or solicit, directly or indirectly, for employment any person who is an employee of the Company or any of its subsidiaries or who was an employee of the Company or any of its subsidiaries at any time during the 12 month period immediately prior to any such solicitation or employment. Notwithstanding the foregoing, if the Executive is subject to any non-competition and confidentiality agreement that is established between the Executive and the Company, the provisions of such agreement shall govern non-solicitation and hiring. Notwithstanding any provision contained herein to the contrary, the provisions of this Section 5.2 shall not apply in the event of the Executive's termination of employment without good reason.

                  5.3 Non-Competition. The Executive shall be bound by the terms of the non-competition and confidentiality agreement established between the Executive and the Company, attached hereto as Appendix A.

                  5.4 Reputation. The Executive agrees not to engage in any act that is intended, or may reasonably be expected to harm the reputation, business, prospects or operations of the Company, its officers, directors, stockholders or employees. The Company further agrees that it will engage in no act, which is intended, or may reasonably be expected to harm the reputation, business or prospects of the Executive.

                  5.5 Property. The Executive acknowledges that all originals and copies of materials, records and documents generated by him or coming into his possession during his employment by the Company are the sole property of the Company ("Company Property"). During the term, and at all times thereafter, the Executive shall not remove, or cause to be removed, from the premises of the Company, copies of any record, file, memorandum, document, computer related information or equipment, or any other item relating to the business of the Company, or any affiliate, except in furtherance of his duties under the Agreement. When the Executive terminates his employment with the Company, or upon request of the Company at any time, the Executive shall promptly deliver to the Company all copies of Company Property in his possession or control.

                  5.6 Work Product. The Executive agrees that all inventions, discoveries, systems, interfaces, protocols, concepts, formats, creations, developments, designs, programs, products, processes, investment strategies, materials, computer programs or software, data bases, improvements, or other properties related to the business of the Company or any of its affiliates, conceived, made or developed during the term of his employment with the Company, whether conceived by the Executive alone or working with others, and whether patentable or not (the "Work Product"), shall be owned by and belong exclusively to the Company. The Executive hereby assigns to the Company his entire rights to the Work Product and agrees to execute any documents and take any action reasonably requested by the Company to protect the rights of the Company in any Work Product. The Executive acknowledges that any copyrightable subject matter created by the Executive within the scope of his employment, whether containing or involving Confidential Information or not, is deemed a work-made-for-hire under Chapter 17 of the United States Code, entitled "Copyrights", as amended, and the Company shall be deemed the sole author and owner thereof for any purposes whatsoever. In the event of any unauthorized publication of any Confidential Information, the Company shall automatically own the copyright in such publication. Further, the Company shall automatically hold all patents and/or trademarks, if any, with respect to any Work Product.

                  5.7 Tax Withholding. The Company or other payor is authorized to withhold, from any benefit provided or payment due hereunder, the amount of withholding taxes due any federal, state or local authority in respect of such benefit or payment and to take such other action as may be necessary to satisfy all obligations for the payment of such withholding taxes.

         6. Other Provisions.

                  6.1 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed, or sent by facsimile transmission or, if mailed, 4 days after the date of mailing, as follows:


                           (a)      If the Company, to:

                                    [WORLDWIDE FLIGHT SERVICES HOLDINGS, INC.
                                    1001 WEST EULESS BOULEVARD
                                    SUITE 320
                                    EULESS, TEXAS 76040

                                    ATTENTION:
                                    TELEPHONE:
                                    FAX:

                                    WITH A COPY TO:

                                    -------------------

                                    ATTENTION:
                                    TELEPHONE:
                                    FAX:

                           (b) If the Executive, to his home address set forth
in the records of the Company.

                  6.2 Entire Agreement. Except as provided in Sections 3 and 5 hereof, this Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto, including, but not limited to, the Executive Employment Agreement between the Worldwide Flight Services, Inc. and the Executive, dated as of June 1, 2000 and the letter addressed to the Executive from Worldwide Flight Services, Inc. dated August 29, 2001. The terms of the letter addressed to the Executive from the Company dated August 29, 2001 shall remain in effect.

                  6.3 Representations and Warranties by Executive. The Executive represents and warrants that he is not a party to or subject to any restrictive covenants, legal restrictions or other agreements in favor of any entity or person which would in any way preclude, inhibit, impair or limit the Executive's ability to perform his obligations under this Agreement, including, but not limited to, non-competition agreements, non-solicitation agreements or confidentiality agreements.

                  6.4 Waiver and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                  6.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and not to be performed entirely within such state, without regard to conflicts of laws principles.

                  6.6 Assignability. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign this Agreement and its rights, together with its obligations, to any other entity that will substantially carry on the business of the Company; provided, however, that all terms, agreements and provisions of this Agreement shall remain in effect after such assignment.

                  6.7 Counterparts. This Agreement may be executed in 2 or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                  6.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

                  6.9 Remedies. Specific Performance. The parties hereto hereby acknowledge that the provisions of Section 5 are reasonable and necessary for the protection of the Company. In addition, the Executive further acknowledges that the Company will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, the Executive agrees that, in addition to any other relief to which the Company may be entitled, the Company will be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining the Executive from any actual or threatened breach of such covenants. In addition, without limiting the Company's remedies for any breach of any restriction on the Executive set forth in Section 5, except as required by law, the Executive shall not be entitled to any payments set forth in Section 4 hereof if the Executive breaches any of the covenants applicable to the Executive contained in Section 5, the Executive will immediately return to the Company any such payments previously received under Section 4 upon such a breach, and, in the event of such breach, the Company will have no obligation to pay any of the amounts that remain payable by the Company under Section 4.

                  6.10 Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction of any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provision, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected or impaired or invalidated. The Executive acknowledges that the restrictive covenants contained in Section 5 are a condition of this Agreement and are reasonable and valid in geographical and temporal scope and in all other respects.

                  6.11 Judicial Modification. If any court or arbitrator determines that any of the covenants in Section 5, or any part of any of them, is invalid or unenforceable, the remainder of such covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court or arbitrator determines that any of such covenants, or any part thereof, is invalid, or unenforceable because of the geographic or temporal scope of such provision, such court or arbitrator shall reduce such scope to the minimum extent necessary to make such covenants valid and enforceable.

                  6.12 Attorney Fees. The prevailing party in any litigation between the Company and the Executive with respect to this Agreement shall be entitled to an award of the reasonable legal fees and disbursements incurred by such party with respect to third party claims.

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the day and year first above mentioned.

                                    EXECUTIVE


                                    /s/ Bradley G. Stanius
                                    --------------------------------------------
                                    Bradley G. Stanius

                                    WORLDWIDE FLIGHT SERVICES HOLDINGS, INC.


                                    By: /s/ Patrick Durand-Smet
                                        ----------------------------------------
                                        Name:    Patrick Durand-Smet
                                                 P/O Frederic Gauchet
                                        Title:   CEO, Vinci Concessions

                                    EXHIBIT A


                  NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

                  This NON-COMPETITION AND CONFIDENTIALITY AGREEMENT ("Agreement"), dated as of October 6, 2001, is by and between Worldwide Flight Services, Inc., a Delaware corporation ("WFS"), WFS Holdings, Inc., a Delaware corporation ("Holdings"), and their subsidiaries, affiliates and assigns (collectively, the "Company") and Bradley G. Stanius ("the Executive").

                  WHEREAS, WFS is a wholly-owned subsidiary of Holdings;

                  WHEREAS, for the purposes of this Agreement, the Company includes the subsidiaries, affiliates, and assigns of Holdings and WFS, respectively;

                  WHEREAS, the Executive's position with the Company gives the Executive access to customers, trade secrets and other proprietary information regarded by the Company as confidential in that it gives the Company an advantage over its competitors;

                  WHEREAS, it is recognized that it may often be difficult to draw an exact line between proprietary information, which is the exclusive property of the Company, and the information that is part of the background of skill and experience normally acquired in the course of personal business experience, which the Executive is free to use; and

                  WHEREAS, the parties hereto wish to set forth guidelines in the use of proprietary information that the Executive may acquire while employed by the Company.

                  IT IS THEREFORE AGREED AS FOLLOWS:

1. Non-Competition.

                           (a) The Executive covenants and agrees that he will
not Compete (as defined below) with the Company or any of the Company's affiliates or successors at any time during his employment with the Company and for one year after his departure from the Company: provided that the Executive shall be permitted to compete in the event of the Executive's termination of employment without good reason as defined in the employment agreement.

                           (b) For the purposes of this Agreement, the term
"Compete" shall mean to directly or indirectly, whether individually, as a director, stockholder, partner, owner, employee, consultant or agent of any business, or in any other capacity, other than on behalf of the Company or an affiliate or successor of the Company, (1) organize, establish, own, operate, manage, control, engage in, participate in, invest in, permit his name to be used by, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or business organization), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise which directly or indirectly, exclusively or occasionally, engages or proposes to engage (A) in providing ground handling services to the aviation industry, which includes cargo services, ramp services, passenger services and technical and industry services or any other business in which the Company or its subsidiaries may be engaged or proposing to engage (the "Business") or (B) in providing services that are similar to, may be used as substitutes for or are in competition with any of the Businesses, anywhere in the world in which the Company or any of its subsidiaries engages or proposes to engage in such Business, (2) solicit, directly or indirectly, any party who is a customer of the Company or its subsidiaries, or who was a customer of the Company or its subsidiaries at any time during the twelve month period immediately prior to any such solicitation, for the purpose of marketing, selling or providing to any party any services or products offered by or available from the Company or its subsidiaries and relating to the Business (provided that if the Executive intends to solicit any such party for any other purpose, he shall notify the Company of such intention) or (3) employ or solicit, directly or indirectly, for employment any person who is an employee of the Company or any of its subsidiaries or who was an employee of the Company or any of its subsidiaries at any time during the twelve month period immediately prior to any such solicitation or employment.

                           (c) Except for the Executive's interest and ownership
of stock in SmarteCarte, Inc., nothing in this Agreement shall prevent the Executive from owning for passive investment purposes not intended to circumvent this Agreement, less than 5% of the publicly traded equity securities of any competing enterprise (so long as the Executive has no power to manage, operate, advise, consult with or control the competing enterprise and no power, alone or in conjunction with other affiliated parties, to select a director, general partner, or similar governing official of the competing enterprise other than in connection with the normal and customary voting powers afforded the Executive in connection with any permissible equity ownership).

                           (d) The Executive further acknowledges that the
foregoing restrictions placed upon him are necessary and reasonable in scope and duration to adequately protect the Company's interests and the goodwill of the Company, and are a material inducement for the Company to execute, deliver and perform its obligations arising under or pursuant to the employment agreement dated as of October 6, 2001 by and between the Company and Executive (the "Employment Agreement").

2. Confidential Information.

                           (a) During the course of the Executive's employment
by the Company, the Executive will have access to certain trade secrets and confidential information relating to the Company that is not readily available from sources outside the Company. The confidential and proprietary information and, in any material respect, trade secrets of the Company are among its most valuable assets, including but not limited to, its customer and vendor lists, database, engineering, computer programs, frameworks, models, marketing programs, sales, financial marketing, training and technical information, and any other information, whether communicated orally, electronically, in writing or in other tangible forms concerning how the Company creates, develops, acquires or maintains its products and marketing plans, targets its potential customers and operates its retail and other businesses. The Company invested, and continues to invest, considerable amounts of time and money in its process, technology, know-how, obtaining and developing the goodwill of its customers, its other external relationships, its data systems and data bases, and all



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                                                                          Page 3



the information described above (hereinafter collectively referred to as "Confidential Information"), and any misappropriation or unauthorized disclosure of Confidential Information in any form would irreparably harm the Company. The Executive acknowledges that such Confidential Information constitutes valuable, highly confidential, special and unique property of the Company. The Executive shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information relating to the Company and its business that the Executive obtains during the Executive's employment by the Company, and which would not otherwise be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). Except as required by law or an order of a court or governmental agency with jurisdiction, the Executive shall not disclose any Confidential Information, directly or indirectly, to any person or entity for any reason or purpose whatsoever, nor shall the Executive use it in any way, except as necessary in the course of the Executive's employment with the Company. The Executive shall take all reasonable steps to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The Executive understands and agrees that he shall acquire no rights to any such Confidential Information.

                           (b) All files, records, documents, drawings,
specifications, data, computer programs, evaluation mechanisms and analytics and similar items relating thereto or to the Business, as well as all customer lists, specific customer information, compilations of product research and marketing techniques of the Company, whether prepared by the Executive or otherwise coming into his possession, shall remain the exclusive property of the Company, and the Executive shall not remove any such items from the premises of the Company.

                           (c) It is understood that while employed by the
Company, the Executive has the obligation to promptly disclose and assign to the Company the Executive's interest in any invention, improvement or discovery made or conceived by the Executive, either alone or jointly with others, which arises out of his employment. At the Company's request and expense, the Executive will assist the Company in connection with any controversy or legal proceeding relating to any such invention, improvement or discovery and in obtaining domestic and foreign patent or other protection covering the same.

                           (d) As requested by the Company from time to time and
upon termination of the Executive's employment for any reason, the Executive will promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information in his possession or within his control (including, but not limited to, memoranda, records, notes, plans, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information), irrespective of the location or form of such material. If requested by the Company, the Executive will provide the Company with written confirmation that all such materials have been delivered to the Company as provided herein.

3. Remedies: Specific Performance and Judicial Modification.

                           (a) The parties hereto hereby acknowledge that the
provisions of Sections 1 and 2 hereof are reasonable and necessary for the protection of the Company. In addition, the Executive further acknowledges that the Company will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, the Executive agrees that, in addition to any other relief to which the Company may be entitled, the Company will be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining the Executive from any actual or threatened breach of such covenants.

                           (b) If any court or arbitrator determines that any of
the covenants in Sections 1 or 2 hereof, or any part of any of them, is invalid or unenforceable, the remainder of such covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court or arbitrator determines that any of such covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court or arbitrator shall reduce such scope to the minimum extent necessary to make such covenants valid and enforceable.

4. Other Provisions.

                           (a) Entire Agreement. This Agreement, together with
the Employment Agreement to which it is annexed contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. In the event of any inconsistency between this Agreement and the Employment Agreement, this Agreement shall govern.

                           (b) Waivers and Amendments. This Agreement or any
part thereof may only be waived, amended, modified, superseded, canceled, renewed or extended by a written instrument signed by the parties (or, in the case of a waiver, signed by the party waiving compliance). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party or any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                           (c) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED
BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND SUBJECT TO THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PRINCIPLE OF CONFLICT-OF-LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

                           (d) Assignment. The Executive may not assign this
Agreement, or any of his rights or obligations herein. The Company may assign this Agreement and its rights, together with its obligations, to any other entity that will substantially carry on the business of the Company.

                           (e) Counterparts. This Agreement may be executed in
two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one of the same instrument and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.



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                                                                          Page 5



                           (f) Headings. The headings in this Agreement are for
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                           (g) Severability. If any term, provision, covenant or
restriction of this agreement, or any part thereof, is held by a court of competent jurisdiction of any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                           (h) Notice. Any notice or other communication
required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed, or sent by facsimile transmission or, if mailed, four days after the date of mailing, as follows:

                           If the Company, to:

                                      [Worldwide Flight Services, Inc.
                                      1001 West Euless Boulevard
                                      Suite 320
                                      Euless, Texas  76040

                           If the Executive, to his home address set forth in
the records of the Company.

                           (i) Attorneys Fees. The prevailing party in any
litigation between the Company and the Executive with respect to this Agreement shall be entitled to an award of the reasonable legal fees and disbursements incurred by such party.



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                                                                          Page 6



                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


/s/ Bradley G. Stanius                                    10/5/2001
---------------------------------          -------------------------------------
BRADLEY G. STANIUS                                      Date signed


AGREED TO AND ACCEPTED ON BEHALF OF THE COMPANY BY:


/s/ Patrick Durand-Smet                                   10/5/2001
---------------------------------          -------------------------------------
PATRICK DURAND-SMET                                     Date signed
P/O FREDERIC GAUCHET

Worldwide Flight Services, Inc.